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                                                                   EXHIBIT 10-28

                               Amendment No. 1 To
                           The Detroit Edison Company
                            Long-Term Incentive Plan

                  The Detroit Edison Company Long-Term Incentive Plan (the "Plan") is hereby amended, pursuant to Section 14 of the Plan, in the following respect effective as of December 31, 1998:

                  By deleting the first sentence of Section 10 of the Plan and inserting in lieu thereof the following:

                           On the date of the 1995 annual meeting of Common
                  Stock shareholders of the Company and on the date of each annual meeting of Common Stock shareholders of the Company thereafter each Non-employee Director shall receive automatically an Award of 300 shares of Common Stock if he or she is elected at such meeting or continuing to serve immediately after such meeting as a Non-employee Director. The shares of Common Stock awarded pursuant to this Section 10 shall not be subject to any restriction under the Plan (other than any that may be required pursuant to Section 16(N)).

                  IN WITNESS WHEREOF, DTE Energy Company, pursuant to resolutions of the Special Committee on Compensation of its Board of Directors, has caused this instrument to be executed in its name by its _________________ as of this _____ day of December, 1998.

                                                 DTE Energy Company


                                                 By ___________________________